Exhibit (c)(4)
BEAR STBVRNS
M highly CoNFroENTiAL
Presentation to the Saturn Special Committee and Board of Directors
Project Saturn
April 24, 2007

BEAR
STEARNS Project Saturn
Table of Contents
Section
E Transaction Overview
Review of Saturn Financial Results and Projections Valuation Analysis
Discounted Cash Flow Analysis Comparable Company Analysis Precedent M&A Transactions Analysis Illustrative LBO Analysis
H Potential Parties to Contact During Go-Shop Period Appendices
Supplemental Discounted Cash Flow Analysis Information Weighted Average Cost Capital Supplemental Materials
confidential 10610482, vi

BEAR
STEARNS Project Saturn
Certain Disclosures and Other Considerations
This presentation has been prepared solely for the use of the Special Committee of the Board of Directors (the “Board”) of Saturn (“Saturn” or the “Company”) in connection with the fairness opinion being provided by Bear, Stearns & Co. Inc. (“Bear Stearns”) with respect to Project Saturn. This presentation should only be used by the Board in its evaluation of the specific transaction referred to herein (the “Merger”) and should not be used, considered or relied upon for any other purpose or in connection with any other matter. This presentation and the conclusions presented herein are qualified in their entirety by the written opinion letter regarding the Merger to be delivered by Bear Stearns and the assumptions, qualifications and other limitations to be stated therein. This presentation is confidential and may not be reproduced, disseminated, quoted from or referred to at any time, in any manner or for any purpose without the prior written consent of Bear Stearns.
The financial and other information contained in this presentation was obtained solely from Saturn and from public sources. Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of such information. Bear Stearns has assumed that the projections referred to herein have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Saturn as to the expected future performance of Saturn. Bear Stearns has not assumed responsibility for independent verification of any such information, including, without limitation, the projections, and Bear Stearns has further relied upon assurances of senior management of Saturn that they are unaware of any facts that would make any such information or projections incomplete or misleading. This presentation has been prepared as of the date on the cover page of this presentation and reflects information made available to Bear Stearns as of or prior to such date.
Bear Stearns has acted as a financial advisor to the Special Committee of the Board of Directors of Saturn in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. In addition, Saturn has agreed to reimburse Bear Stearns for certain expenses and to indemnify Bear Stearns against certain liabilities arising out of our engagement. Bear Stearns (i) has previously provided Saturn certain investment banking and other services on matters unrelated to the Merger and (ii) has previously been engaged (and may currently be engaged) by Crestview and its affiliates to provide investment banking and other services on matters unrelated to the Merger, for which Bear Stearns has received (or expects to receive) customary fees. Bear Stearns may seek to provide Saturn and Crestview and their respective affiliates certain investment banking and other services unrelated to the Merger in the future.
Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns’ research departments and personnel. As a result, Bear Stearns’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Saturn, the Merger and other participants in the Merger that differ from the views of Bear Stearns’ investment banking personnel.
In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the accounts of its customers equity and debt securities, bank debt and/or other financial instruments issued by Saturn and/or Crestview and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.
confidential 10610482, vi

ee\R stb\rns
Section 1
Transaction Overview

BEAR
STEARNS Project Saturn
Overview of Proposed Transaction: Current Crestview Proposal
Key Terms
Acquirer • Entities to be formed by Crestview Partners GP, L.P.
Transaction Structure • Merger of Saturn with an indirect wholly-owned subsidiary of Crestview Form of Consideration • 100%Cash(1)
Transaction Value • $22.35 per Saturn share (13.3% premium to current price of $19.73 as of the close on
April 20, 2007; 26.9 % premium to stock price of $17.61 prior to announcement of Welsh Carson’s acquisition of USPI on January 8, 2007
· $499.6 million equity value
· $606.0 million enterprise value
Financing • Approximately $400.0 million of debt financing
• Equity commitment provided by Crestview and affiliates Break-up Fees • 1.0% of equity value at deal for termination due to a superior proposal during the go- shop period (inclusive of expense reimbursement) • 2.5% of equity value at deal for termination due to a superior proposal during the no- shop period (inclusive of expense reimbursement) • Reverse break-up fee of 2.5% of equity value at deal as a result of Crestview termination Certain Conditions to Closing • Saturn shareholder approval
· Absence of Material Adverse Effect
· HSR and certain other governmental consents and approvals
· No injunctions or legal restraints
Other Selected Terms • No financing condition
· 30-day “go-shop” provision
• Crestview has right-to-match after initial 14 days of go-shop period expires
(1) Excludes roll-over equity from Saturn Management (“Management”).
(2) Except that 1.0% applies to Excluded Parties during no-shop period. An Excluded Party is a party that submits a written proposal prior to the beginning of the no-shop period, for which the
Board of Directors of Saturn or the Special Committee determines in good faith, after consulting with its financial and outside counsel, that such proposal constitutes or could reasonably be expected to result in a superior proposal and that the failure to take such action could violate its fiduciary duties under applicable law.
confidential i

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STEARNS Project Saturn
Prior Sale Discussions Held
Summary Observations
• In Ql :2006, Company was approached by Strategic Investor who indicated interest in acquiring the Company at a
20% premium to the then current stock price
· On that basis, Company allowed Strategic Investor to perform initial due diligence
· At the completion of initial due diligence, Strategic Investor declined to submit a formal proposal to acquire the
Company
· In June and July 2006, Company’s Board of Directors allowed Management to retain investment bank to solicit interest from 12 financial sponsors regarding a potential transaction (including a sponsor that had a platform company in the industry)
· All but 2 financial sponsors executed confidentiality agreements
· After reviewing public information, 5 financial sponsors provided preliminary indications of interest ranging from
$24.00 to $27.00 per share (market price at the time was $21.90)
· Management selected 3 of the financial sponsors to continue in the process and perform initial due diligence
· On October 31, 2006, and after completing the initial due diligence phase, only 1 of 3 remaining financial sponsors
(“Final Bidder”) provided a revised indication of interest, subject to due diligence to acquire the Company for
$21.00 to $22.00 per share
· Upon completion of its due diligence process in November 2006, the Final Bidder decided not to submit a formal proposal to acquire the Company
· The Final Bidder indicated in April 2007 that it was not interested in acquiring the Company, but might be interested in making a minority investment in the Company at a discount to the then current stock price confidential 2

BEAR
STEARNS Project Saturn
Background to Proposed Transaction
Summary of Key Dates and Events
Dates Events
March 6th • Crestview indicates an initial interest in acquiring the Company for $22.00 per share
· Subsequently, Board of Directors meet and constitute Special Committee
March 26 • Special Committee, Bear Stearns and Akin Gump (“Advisors”) meet for organizational call
March 29 • Special Committee and Advisors meet to discuss process and calendar
April 5 • Bear Stearns and Company CFO and Controller meet to review 2007E Budget as Prepared and as Adjusted April 6 • Special Committee and Advisors meet to discuss draft merger agreement
· Akin Gump delivers draft merger agreement to Davis Polk
April 16 • Special Committee and Advisors meet with Management to discuss and diligence Management’s financial model (the
“Management Model”)
· Bear Stearns receives letter from Crestview offering to acquire Saturn for $21.50 per share (“Initial Proposal”) and
Crestview provides mark-up of merger agreement
· Special Committee and Advisors meet to discuss Initial Proposal
April 17 • Bear Stearns, on behalf of the Special Committee, indicates to Crestview that it must move up from its Initial Proposal for the Special Committee to continue negotiating terms of a potential transaction
April 18 • Akin Gump delivers revised merger agreement to Davis Polk
April 19 • Merrill Lynch, on behalf of Crestview, revises offer price to $22.00 per share (“Revised Proposal I”)
· Special Committee and Advisors meet to evaluate Revised Proposal I
April 20 • Bear Stearns, on behalf of the Special Committee, counters Crestview’s Revised Proposal I with a purchase price of
$22.80 per share
· Merrill Lynch, on behalf of Crestview, revises offer price to $22.25 per share (Revised Proposal II) and indicates little or no flexibility in moving beyond that price level
April 21s • Bear Stearns, on behalf of the Special Committee, counters Crestview’s Revised Proposal II with $22.35 per share
(“Proposed Transaction”)
· Merrill Lynch, on behalf of Crestview, agrees to $22.35 per share purchase price
April 22” • Special Committee and Board of Directors meeting to review the latest revised Crestview proposal
April 24 • Special Committee meeting and Board of Directors meeting to consider Proposed Transaction confidential 3

BEAR STEARNS

Project Saturn

Review of Proposed Transaction Valuation

As Received on April 21, 2007

($ and shares in millions)

	Management Model	Initial Proposal	Revised Proposal I	Revised Proposal II	Proposed Transaction
Offer Price Per Share		**$21.50**	**$22.00**	**$22.25**	**$22.35**
Premium to Current ($19.73 on April 20, 2007)		9.0%	11.5%	12.8%	13.3%
Primary Shares		21.684	21.684	21.684	21.684
In-the-$ Options and Warrants[1]		2.025	2.025	2.025	2.025
Gross Diluted Shares		23.709	23.709	23.709	23.709
Gross Equity Value		**$509.7**	**$521.6**	**$527.5**	**$529.9**
Less: Options and Warrants Proceeds		(30.3)	(30.3)	(30.3)	(30.3)
Net Equity Value		**$479.4**	**$491.3**	**$497.2**	**$499.6**
Add: Long Term Debt @ 03/31/07		133.3	133.3	133.3	133.3
Less: Cash & Cash Equivalents 03/31/07		(26.9)	(26.9)	(26.9)	(26.9)
Enterprise Value		**$585.8**	**$597.7**	**$603.6**	**$606.0**
2007 Acquisition Spend		**$56.4**	**$56.4**	**$56.4**	**$56.4**
Enterprise Value/EBITDA-MI					
2006A[2]	$50.3	11.6x	11.9x	12.0x	12.0x
2006A Pro Forma[3]	52.5	11.1	11.4	11.5	11.5
2007E Budget as Adjusted	58.3	10.1	10.3	10.4	10.4
2007E Pro Forma[4][5]	64.6	9.9	10.1	10.2	10.3
2008E[3]	67.6	9.5	9.7	9.8	9.8
Price/Earnings Per Share					
2006A[2]	$0.84	25.5x	26.1x	26.4x	26.5x
2007E Budget as Adjusted	0.91	23.8	24.3	24.6	24.7
2008E Base Case	1.11	19.4	19.8	20.0	20.1
EBITDA-MI/Multiple to Growth Rate					
2007E Budget as Adjusted		1.09x	1.11x	1.12x	1.13x
P/E/Multiple to Growth Rate					
2007E Budget as Adjusted		1.87x	1.92x	1.94x	1.95x

(1) Includes 196,683 restricted stock units outstanding as of March 31, 2007.
(2) Represents 2006A results adjusted to exclude net non-recurring gains/(losses) and proceeds from litigation and insurance settlements of $1.6 million in total.
(3) Represents 2006A as described in footnote (2) adjusted for the impact of divestitures, new development and changes in the certain payor agreements as if it occurred on January 1, 2006.
(4) Represents 2007E Budget as Adjusted pro forma for the full-year impact of divestitures, new development and buy-up activity as if it occurred on January 1, 2007.
(5) Associated debt in enterprise value includes 2007E Budget as Adjusted new development and buy-up activity spend of ~$56.4 million.

CONFIDENTIAL

4

BEAR STEARNS
Project Saturn

Saturn Stock Price Performance

Daily: April 20, 2006–April 20, 2007


1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Volume
$25.00
23.00
21.00
19.00
17.00
15.00
Price
4/06
6/06
8/06
10/06
12/06
2/07
4/07
A
B
C
D
E
F
G
H
Volume
Price

A	04/26/06:	Announced Q1:06 EPS of $0.20 falling short of consensus estimates of $0.23. Reaffirmed guidance for fiscal year 2006 revenue in the range of $300–$305 million and EPS in the range of $0.88–$0.91, below analyst estimates of $0.93.	E	10/25/06:	Announced Q3:06 EPS of $0.19 falling short of consensus estimates of $0.22. Lowered guidance for fiscal year 2006 revenue in the range of $300–$305 million and EPS in the range of $0.83–$0.86.
B	07/26/06:	Announced Q2:06 EPS of $0.23 topping consensus estimates of $0.22. Raised guidance for fiscal year 2006 revenue from $300–$305 million to $303–$308 million.	F	12/19/06:	Announced guidance for fiscal year 2007 of revenue between $332–$337 and earnings per share between $0.92–$0.95.
C	08/26/06	Deutsche Bank research analyst is quoted in *The Tennessean* as saying Saturn may be considering a sale of itself.	G	01/08/07:	Welsh Carson announced acquisition of USPI, resulting in Saturn stock increasing by ~6%.
D	09/21/06	Bank of America lowered ASC industry outlook from overweight to underweight.	H	02/26/07:	Announced Q4:06 EPS of $0.21 falling short of consensus estimates of $0.22.

CONFIDENTIAL
5

BEAR
STEARNS Project Saturn
Sector Relative Stock Price Performance
Day Before USPI Deal Announcement to Present Last Six Months
120% -r r 120% 120% -r r 120%
90 -I 1 1 1 1 1 1- 90 80 -I 1 1 1 1 1 1- 80
1/07 1/07 2/07 3/07 3/07 4/07 4/07 10/06 11/06 12/06 1/07 2/07 3/07 4/07
Last Twelve Months Since IPO (02/06/04-Present)
130% -r r 130% 160% -r r 160%
4/06 6/06 8/06 10/06 12/06 2/07 4/07 2/04 8/04 3/05 9/05 3/06 10/06 4/07
ASC Index(1) Saturn — S&P 500
(1) Includes AmSurg, MedCath, Novamed and United Surgical Partners, Intl. We note that United Surgical Partners, Intl. is included although it was acquired by Welsh Carson on January 8, 2007.
confidential 6

BEAR
STEARNS Project Saturn
Proposed Transaction Value: Implied Premiums Analysis
Saturn Stock Price Across Time
Low Average High
Current0’ $19.73 $19.73 $19.73
January 5,2007(2) 17.61 17.61 17.61
1-Week 19.18 19.64 19.94 1-Month 18.40 19.36 19.94
3-Month 18.40 19.77 21.67 6-Month 16.29 18.73 21.67
12-Month 16.29 19.76 23.93
Since IPO 15.44 20.59 27.86
Implied Premiums Across Time
Low Average High Low Average High Low Average High Low Average High
Current 9.0% 9.0% 9.0% 11.5% 11.5% 11.5% 12.8% 12.8% 12.8% 13.3% 13.3% 13.3%
January 5,2007 22.1 22.1 22.1 24.9 24.9 24.9 26.3 26.3 26.3 26.9 26.9 26.9
1-Week 12.1 9.4 7.8 14.7 12.0 10.3 16.0 13.3 11.6 16.5 13.8 12.1
1-Month 16.8 11.1 7.8 19.6 13.6 10.3 20.9 14.9 11.6 21.5 15.4 12.1
3-Month 16.8 8.8 (0.8) 19.6 11.3 1.5 20.9 12.6 2.7 21.5 13.1 3.1
6-Month 32.0 14.8 (0.8) 35.1 17.4 1.5 36.6 18.8 2.7 37.2 19.3 3.1
12-Month 32.0 8.8 (10.2) 35.1 11.3 (8.1) 36.6 12.6 (7.0) 37.2 13.1 (6.6)
Since IPO 39.2 4.4 (22.8) 42.5 6.8 (21.0) 44.1 8.0 (20.1) 44.8 8.5 (19.8)
(1) Current represents closing stock price on April 20, 2007. (2) Represents the unaffected closing price on the day prior to USPI’s announcement of acquisition by Welsh Carson.
confidential i

BEAR STEARNS
Section 2
Review of Saturn Financial Results and Projections

BEAR STEARNS

Project Saturn

Saturn Historical Financial Performance

Summary Historical Income Statement

($ in millions)

	Actual Fiscal Years Ended December 31,					CAGR
	2002A	2003A	2004A	2005A	2006A	'02A-'06A
Revenue	$144.7	$176.3	$216.3	$265.7	$301.5	20.2%
YOY % Growth	*38.2%*	*21.8%*	*22.7%*	*22.8%*	*13.5%*	
Operating Expenses	98.5	120.1	145.8	170.8	201.3	19.6%
% of Revenue	*68.1%*	*68.1%*	*67.4%*	*64.3%*	*66.8%*	
% of Revenue (Ex FAS 123R)	-	-	-	-	*66.7*	
General & Administrative	14.3	15.9	18.4	22.0	24.4	14.2%
% of Revenue	*9.9%*	*9.0%*	*8.5%*	*8.3%*	*8.1%*	
% of Revenue (Ex FAS 123R)	-	-	-	-	*6.9*	
(Income)/Loss on Equity Investments	(0.5)	(0.4)	(1.3)	(1.3)	(2.4)	45.5%
Minority Interest	7.4	10.4	15.5	25.9	27.9	39.6%
EBITDA-MI(1)	**$25.0**	**$30.3**	**$37.8**	**$48.3**	**$50.3**	**19.1%**
% Margin	***17.3%***	***17.2%***	***17.5%***	***18.2%***	***16.7%***	
% Margin (Ex FAS 123R)	-	-	-	-	***18.0***	
Depreciation & Amortization	7.8	9.3	10.9	13.3	13.4	14.4%
EBIT-MI(1)	$17.2	$21.0	$26.9	$35.1	$36.9	21.1%
% Margin	*11.9%*	*11.9%*	*12.4%*	*13.2%*	*12.2%*	
% Margin (Ex FAS 123R Expense)	-	-	-	-	*13.5*	
Interest Expense, Net(2)	4.6	4.9	4.2	4.9	7.1	
Pre-Tax Income	$12.6	$16.1	$22.8	$30.2	$29.8	24.2%
Income Tax Expense(3)	4.8	6.2	8.7	11.3	11.5	
% Tax Rate	*38.4%*	*38.4%*	*38.4%*	*37.4%*	*38.7%*	
Net Income	**$7.7**	**$9.9**	**$14.0**	**$18.9**	**$18.3**	**24.0%**
% Margin	***5.3%***	***5.6%***	***6.5%***	***7.1%***	***6.1%***	

(1) Excludes pre-tax impairment and loss on disposal of long-lived assets of $0.5M, $0.4M, $0.3M, $1.5M and $1.2M in each of 2002A–2006A. Excludes pre-tax gain on sale of long-lived assets of $0.5M, $0.6M, $0.3M, $1.8M and $1.8M in each of 2002A–2006A. Excludes $0.4M in pre-tax proceeds from insurance settlement and $0.6M from litigation settlement in 2006A.
(2) Excludes pre-tax debt prepayment penalty of $0.9M in 2003A and $0.7M in 2004A.
(3) Excluded items listed in footnotes (1) and (2) tax-effected at marginal rate of ~36%; 2002A and 2003A represent estimate of full tax impact at 38.4% tax rate for comparative purposes.

CONFIDENTIAL

8

BEAR
STEARNS Project Saturn
Saturn 2006A Pro Forma EBITDA-MI
The chart below depicts Saturn Management’s adjustments to 2006A EBITDA-MI to arrive at 2006A Pro Forma EBITDA-MI.
EBITDA-MI; 2006 Actual to Pro Forma Bridge ($ in millions)
Non-
Recurring*1* Full-Year Adjustments*2*
$56 j j $56
54 — 54
,-,,, $52.5
$52.0 2 $0.4 $0-3
ActuaK3) Non-Recurring Actual California BCBS Roswell/ Durango Greenville Wichita Pro
Adjustments Adjusted In Texas Columbia Forma
Network Divestments
(1) As described in footnote (1) on nna 8.
(2) California In Network (United Healthcare) and BCBS (Blue Cross/Blue Shield) Texas represent rate and volume impact of changes in pay arrangements with each of these payers. Full-year adjustments represent impact of Roswell and Columbia divestitures and Durango, Greenville and Wichita acquisitions, as if these transactions occurred on January 1,2006.
(3) Represents results from continuing operations.
confidential 9

BEAR
STEARNS Project Saturn
Saturn 2007E Budget as Adjusted
In formulating expected 2007E results, Saturn Management started with its 2007E Budget as Prepared in Q4:06 and made several adjustments to reflect the current operating environment and account for anticipated strategic and operational changes in 2007E.
• Based on 2006A negative trends in cost of supplies, Saturn Management has increased supplies as a percentage of revenue from 19.1% to 20.0% in the 2007E Budget as Adjusted
· Not originally factored into the 2007E Budget, Saturn Management now expects to divest certain underperforming facilities in 2007, including:
• Englewood;
· San Antonio;
· Savannah; and,
· Tuscaloosa
• In New Development Activity, Saturn Management has removed generic acquisition #1 from the 2007E
Budget, delayed generic acquisition #2 by one quarter and reduced associated corporate G&A expense from
~$987Kto~$327K
· In terms of buying up interest in existing facilities, Saturn Management now intends to buy-up to a pro forma
60% stake in the Cape Coral facility on or about July 1, 2007 confidential 10

BEAR
STEARNS Project Saturn
Saturn 2007 EBITDA-MI Budget Bridge
The chart on the left depicts the impact of Saturn Management’s adjustments on 2007 Budget as Prepared EBITDA-MI, while the chart on the right captures the pro forma impact had all of these adjustments along with acquisition and de novo activity occurred on January 1, 2007.
EBITDA-MI; 2007E Budget as Ad.jlisted ($ in millions) EBITDA-MI; 2007E Pro Forma ($ in millions)
$66 j -r $66 $66 j t- $66
$1-8 $64.6
64 64 64 I 64
$8.0
62 62 62 I 62
$60.3 $60.3
60 60 60 • 60
$0.9 $58.3
58 — - 58 58 — 58
($2.3) ‘ ‘
56 ‘ 56 56 56 54 — - 54 54 — ($1.3) 54 52 — - 52 52 — - 52 50 50 50 50
48 -I L, , , , J 1 48 48 -I L, 1 1 1 J 1 48
Budget as Supplies Divestments New Cape Coral Budget as Budget as Supplies Divestments New Cape Coral Budget Pro
Prepared Development Buy-up Adjusted Prepared Development Buy-up Forma
Activity1) Activity2)
(1) Represents the impact of removing generic acquisition #1 from the 2007E Budget, delaying generic acquisition #2 by one quarter and reducing associated corporate G&A expense by $660,000.
(2) Represents annualized impact of items in 2007E Budget as Adjusted as well as the assumption that all New Development Activity occurs on January 1,2007.
confidential n

BEAR
STEARNS Project Saturn
Saturn 2007 EPS Budget Bridge
The chart below depicts the impact of Saturn Management’s adjustments on 2007E Budget as Prepared EPS.
EPS: 2007E Budget as Adjusted Observations
°-98 $097 T$LO° • Budget as Prepared yields $0.97 of 2007E EPS
°-96 °’98 • Saturn provided public 2007E EPS guidance of $0.92-
0.96 $0-95
0.94
0.94 • Current Wall Street expectations are for $0.93 of EPS in
°’92 $0.01 $0.9i Q92 2007E(seepagel9)
($0.06) $0.02
°’90 I — o 90 H BudSet as Adjusted yields $0.91 of 2007E EPS
°’88 I UJ) $°-°° I 0.88
°-86 H 0.86
0.84 -I L , , , , J L 0.84
Budget as Supplies Incremental Divest Cape Coral New Budget as
Prepared Interest -ments Buy-up Develop Adjusted
Expense -ment
Activity 0)
(1) Represents the impact of removing generic acquisition #1 from the 2007E Budget, delaying generic acquisition #2 by one quarter and reducing associated corporate G&A by $660,000.
confidential 12

BEAR
STEARNS Project Saturn
Summary of Saturn Ql:07 Results
Key Income Statement Items ($ in millions)
Quarter Ended March 31,2006 Quarter Ended March 31,2007
As Adjusted As Adjusted Ql:07 Average
One Time One Time Wall Street
As Reported’1* Divestitures’2* Items(3) As Reported’1* Divestitures’2* Items(3) Expectations
Revenue $72.8 $67.5 $67.5 $80.1 $77.2 $77.6 $79.7
Operating Expenses & G&A $53.6 $49.1 $49.1 $61.6 $58.3 $58.3 $59.9
% of Revenue 73.7% 72.7% 72.7% 76.9% 75.5% 75.1% 75.2%
EBITDA-MI $11.7 $11.1 $11.7 $11.9 $12.2 $12.8 $13.4
% of Revenue 16.1% 16.4% 17.3% 14.9% 15.7% 16.5% 16.8%
EPS $0.21 $0.20 $0.19 $0.18 $0.20 $0.21 $0.22
Source: Saturn Management and selected Wall Street research reports.
(1) As Reported includes all facilities held at the end of Ql:07, including those facilities expected to be divested and reported as discontinued operations as of Ql:07.
(2) As Adjusted for Divestitures includes only those facilities which will be reporting in continuing operations as of Q 1:07 (i.e. excludes facilities expected to be divested).
(3) As Adjusted for One-Time Items excludes non-recurring items including proceeds from litigation and insurance settlements, contractual adjustments for certain changes in payor arrangements and gains/(losses) on sale of assets.
confidential 13

BEAR STEARNS
Project Saturn

Overview of Saturn Management Financial Model

For the period 2008–2012, Management developed two distinct sets of operating scenarios to arrive at two separate financial model cases:

Management Model Assumptions

Base Case	■ Standalone Model • Net patient revenue growth of 5% through 2012E based on anticipated pro forma 2007E results – 4% case volume growth – 1% net revenue per case growth • Service revenue growth of 2%; Other revenue growth of 5% • Facility operating expenses held constant at ~67% of revenue • General corporate expense annual growth of 5% – Yields ~50 bps of margin leverage through 2012 • Equity income in affiliates annual growth of 5% • Minority interest equal to 9% of revenue, implying 34.0%-35.0% of consolidated EBITDA • Exit remaining physician practice management contracts at end of 2008 (~$2.5 million of revenue) • Exercise buy-up option for majority stake in Chesterfield (6.75x multiple), Thousand Oaks (6.80x multiple) in 2010 and Novi (7.50x multiple) in 2011
Growth Case	■ Standalone Model Plus Consistent Annual Generic Acquisitions and Generic De Novos • Generic acquisitions acquired at 6.75x LTM EBITDA and assume 55% Saturn ownership – 3 facilities added in each of 2008–2012 • Consolidated generic de novos require initial Saturn investment of $765,000 for 51% stake – 1 facility added in each of 2008–2012 • Non-consolidated generic de novos require Saturn investment of $300,000 for 20% stake – 3 facilities added in each of 2008–2012 – In each of 2010–2012, Saturn buys-up 1 facility to pro forma 51% stake at 6.75x LTM EBITDA

CONFIDENTIAL 14

BEAR STEARNS

Project Saturn

Management Model: Base Case

Summary Projected Income Statement

($ in millions)

	Actual 2006A	Pro Forma 2006A	Budget as Adjusted 2007E	Pro Forma 2007E	2008E	2009E	2010E	2011E	2012E	CAGR '07E[2]–'12E
					Projected Fiscal Years Ending December 31,					
Revenue[1]	$301.5	$318.7	$347.7	$372.7	$391.2	$408.1	$449.5	$483.0	$507.1	7.8%
YOY % Growth	*13.5%*		*15.3%*		*5.0%*	*4.3%*	*10.1%*	*7.5%*	*5.0%*	
Operating Expenses	201.3	216.1	232.4	249.4	260.6	271.9	299.8	321.8	337.9	7.8%
% of Revenue	*66.8%*	*67.8%*	*66.9%*	*66.9%*	*66.6%*	*66.6%*	*66.7%*	*66.6%*	*66.6%*	
General & Administrative	24.4	24.4	28.3	28.3	29.7	31.2	32.7	34.3	36.0	5.0%
% of Revenue	*8.1%*	*7.7%*	*8.1%*	*7.6%*	*7.6%*	*7.6%*	*7.3%*	*7.1%*	*7.1%*	
(Inc)/Loss on Equity Investments	(2.4)	(2.3)	(1.4)	(1.6)	(1.7)	(1.8)	(1.6)	(1.6)	(1.7)	
Minority Interest	27.9	28.0	30.0	32.1	35.0	36.5	39.9	43.4	45.7	
EBITDA-MI	**$50.3**	**$52.5**	**$58.3**	**$64.6**	**$67.6**	**$70.4**	**$78.7**	**$85.1**	**$89.1**	**8.9%**
% Margin	***16.7%***	***16.5%***	***16.8%***	***17.3%***	***17.3%***	***17.2%***	***17.5%***	***17.6%***	***17.6%***	
Depreciation & Amortization	13.4	14.3	16.7	17.6	19.0	19.8	21.6	23.2	24.3	
EBIT-MI	$36.9	$38.2	$41.5	$47.0	$48.6	$50.6	$57.0	$61.9	$64.8	9.3%
% Margin	*12.2%*	*12.0%*	*11.9%*	*12.6%*	*12.4%*	*12.4%*	*12.7%*	*12.8%*	*12.8%*	
Interest Expense/(Income), Net	7.1	7.3	8.6	8.5	7.9	5.0	3.4	1.7	(1.3)	
Pre-Tax Income	$29.8	$31.0	$32.9	$38.5	$40.8	$45.6	$53.7	$60.2	$66.1	15.0%
Income Tax Expense	(11.5)	(11.9)	(12.8)	(15.0)	(15.9)	(17.8)	(20.9)	(23.5)	(25.8)	
Net Income	**$18.3**	**$19.0**	**$20.0**	**$23.5**	**$24.9**	**$27.8**	**$32.7**	**$36.7**	**$40.3**	**15.0%**
% Margin	***6.1%***	***6.0%***	***5.8%***	***6.3%***	***6.4%***	***6.8%***	***7.3%***	***7.6%***	***8.0%***	

(1) Base Case includes the exit of remaining physician practice management contracts at the end of 2008E and contractual buy-up activity in 2010E and 2011E.
(2) Represents 2007E Budget as Adjusted.

CONFIDENTIAL

15

BEAR
STEARNS Project Saturn
Management Model: Growth Case
Summary Projected Income Statement ($ in millions)
Pro Budget as Pro
Actual Forma Adjusted Forma Projected Fiscal Years Ending December 31, CAGR
2006A 2006A 2007E 2007E 2008E 2009E 2010E 201 IE 2012E ‘07E<2)-’12E
Revenue0’ $301.5 $318.7 $347.7 $372.7 $404.1 $447.9 $524.7 $595.5 $659.0 13.6%
YOY% Growth 13.5% 15.3% 8.4% 10.8% 17.1% 13.5% 10.7%
Operating Expenses 201.3 216.1 232.4 249.4 269.6 298.6 349.5 395.8 437.5 13.5%
% of Revenue 66.8% 67.8% 66.9% 66.9% 66.7% 66.7% 66.6% 66.5% 66.4%
General & Administrative 24.4 24.4 28.3 28.3 30.0 31.9 33.9 36.0 38.2 6.2%
% of Revenue 8.1% 7.7% 8.1% 7.6% 7.4% 7.1% 6.5% 6.1% 5.8%
(Inc)/Loss on Equity Investments (2.4) (2.3) (1.4) (1.6) (2.0) (3.6) (4.8) (6.4) (8.1)
Minority Interest 27.9 28.0 30.0 32.1 36.1 40.4 47.6 55.2 62.0
EBITDA-MI $50.3 $52.5 $58.3 $64.6 $70.6 $80.7 $98.4 $114.8 $129.4 17.3%
% Margin 16.7% 16.5% 16.8% 17.3% 17.5% 18.0% 18.8% 19.3% 19.6%
Depreciation & Amortization 13.4 14.3 16.7 17.6 19.6 21.6 25.0 28.3 31.2 EBIT-MI $36.9 $38.2 $41.5 $47.0 $50.9 $59.1 $73.4 $86.5 $98.2 18.8%
%Margin 12.2% 12.0% 11.9% 12.6% 12.6% 13.2% 14.0% 14.5% 14.9%
Interest Expense/(Income), Net 7.1 7.3 8.6 8.5 8.9 8.0 8.3 8.4 6.4
Pre-Tax Income $29.8 $31.0 $32.9 $38.5 $42.0 $51.0 $65.1 $78.2 $91.8 22.8%
Income Tax Expense (11.5) (11.9) (12.8) (15.0) (16.4) (19.9) (25.4) (30.5) (35.8)
Net Income $18.3 $19.0 $20.0 $23.5 $25.6 $31.1 $39.7 $47.7 $56.0 22.8%
% Margin 6.1% \ 6.0% \ 5.8% \ 6.3% \ 6.3% 7.0% 7.6% 8.0% 8.5% \
(1) Growth Case includes the exit of remaining physician practice management contracts at the end of 2008E and contractual buy-up activity in 2010E and 201 IE. (2) Represents 2007E Budget as Adjusted.
confidential 16

BEAR
STEARNS Project Saturn
Saturn Business Development Case Comparison
Bge!!?Projected
Adjusted :
2007E 2008E 2009E 2010E 2011E 2012E
Beginning Facilities 59 69 69 69 69 69
Plus: Named Developments 4 — - — - -
Plus: Acquisitions 3 — - — - -
2003A 2004A 2005A 2006A Ending Facilities 69 69 69 69 69 69
Beginning Facilities 34 44 54 59 CapEx (inc. Buy-ups) ($M) ($56.4) $0.0 $0.0 ($42.7) ($6.9) $0.0 Plus: Acquisitions 5663
Plus* De Novos 531 1
I Budget as ‘.~~\
Less: Divestitures/Closures (1) — (2) (4) Adjusted Projected
2007E 2008E 2009E 2010E 2011E 2012E
Ending Faculties 44 54 59 59 0 . . ,, ._. — ~ — ~ — ——
& Beginning Facilities 59 69 76 83 90 97
Bighorn Investment ($M) $45.6 $69.3 $50.4 $46.6 S. _. ,T , ___. .
0 x— Plus: Named Developments 4 — - — - -
> Plus: Acquisitions 3333 33 Plus: De Novos 7444 44 Less: Divestitures/Closings (4) — — — - - Ending Facilities 69 76 83 90 97 104
CapEx (inc. Buy-ups) ($M) ($56.4) ($31.4) ($31.4) ($78.7) ($42.9) ($36.0)
confidential 17

BEAR
STEARNS Project Saturn
Summary of Saturn Management Model Cases
Management Model Key Income Statement Items by Case ($ in millions)
Budget as
Adjusted Pro Forma Projected Fiscal Years Ending December 31, CAGR
2007E 2007E 2008E 2009E 2010E 2011E 2012E ‘07E(1)-’12E
Revenue $347.7 $372.7 $391.2 $408.1 $449.5 $483.0 $507.1 7.8%
% Growth 15.3% \ 5.0% 4.3% 10.1% 7.5% 5.0%
Operating Expenses and G&A $260.7 $277.7 $290.3 $303.0 $332.5 $356.1 $373.9 7.5%
%ofRevenue 75.0% 74.5% 74.2% 74.2% 74.0% 73.7% 73.7%
EBITDA-MI $58.3 $64.6 $67.6 $70.4 $78.7 $85.1 $89.1 8.9%
%Margin 16.8% 17.3% 17.3% 17.2% 17.5% 17.6% 17.6%
EPS $0.91 $1.06 $1.11 $1.23 $1.43 $1.58 $1.72 13.7%
% Growth 7.5% \ 4.5% 10.5% 16.4% 10.9% 8.6%
Revenue $347.7 $372.7 $404.1 $447.9 $524.7 $595.5 $659.0 13.6%
%Growth 15.3% 7.2% 8.4% 10.8% 17.1% 13.5% 10.7%
Operating Expenses and G&A $260.7 $277.7 $299.6 $330.5 $383.5 $431.8 $475.7 12.8%
% of Revenue 75.0% 74.5% 74.1% 73.8% 73.1% 72.5% 72.2%
EBITDA-MI $58.3 $64.6 $70.6 $80.7 $98.4 $114.8 $129.4 17.3%
% of Revenue 16.8% 17.3% 17.5% 18.0% 18.8% 19.3% 19.6%
EPS $0.91 $1.06 $1.14 $1.37 $1.73 $2.05 $2.38 21.4%
% Growth 7.5% \ 7.7% 20.1% 26.1% 18.6% 16.1%
Source: Saturn Management.
(1) Represents 2007E Budget as Adjusted.
confidential is

BEAR STEARNS

Project Saturn

Review of Saturn Wall Street Research Projections

Selected Wall Street Research Estimates

($ in millions, except per share data)

	Selected Wall Street Research								Management Model[1]	
	Credit Suisse 02/22/07	Deutsche Bank 02/22/07	Jefferies & Company 02/22/07	Merrill Lynch 02/23/07	Stifel Nicolaus 02/23/07	Piper Jaffray 02/26/07	RBC Capital 03/15/07	Average	Base Case	Growth Case
Revenue:										
2007E	$329.2	$350.4	$337.5	$335.1	$333.8	$334.3	$335.4	$336.5	$347.7	$347.7
2008E	351.7	406.6	361.8	372.9	365.5	373.8	373.5	372.3	391.2	404.1
2009E	NA	460.0	NA	396.7	NA	NA	NA	428.4	408.1	447.9
Operating Expenses & G&A[2]										
2007E	$245.0	$263.7	$251.2	$252.3	$251.5	$252.1	$252.0	$252.5	$260.7	$260.7
2008E	257.2	302.6	268.1	281.1	275.1	281.4	280.0	277.9	290.3	299.6
2009E	NA	338.4	NA	296.4	NA	NA	NA	317.4	303.0	330.5
EBITDA-MI										
2007E	$57.2	$58.6	$56.2	$57.0	$56.0	$56.6	$56.6	$56.9	$58.3	$58.3
2008E	64.3	71.2	61.8	62.8	61.8	63.7	64.1	64.2	67.6	70.6
2009E	NA	83.4	NA	69.4	NA	NA	NA	76.4	70.4	80.7
EPS										
2007E	$0.93	$0.92	$0.92	$0.93	$0.93	$0.95	$0.95	$0.93	$0.91	$0.91
2008E	1.07	1.13	1.04	1.05	1.07	1.12	1.09	1.08	1.11	1.14
2009E	NA	1.34	NA	1.17	NA	NA	NA	1.26	1.23	1.37

(1) Management Model for 2007E represents 2007E Budget as Adjusted.
(2) Includes operating expenses, corporate general and administrative expense and stock-based compensation expense.

CONFIDENTIAL 19

BEAR
STEARNS Project Saturn
Management Model Comparison to October Model
Management Model vs. October Model ($ in millions)
Base Growth Base Moderate Growth Case Case Case Case Case
Standalone Revenue(1) Standalone Revenue(1)
2007E Budget as Adjusted $347.7 $347.7 2007E $356.5 $356.5 $356.5
201 IE 483.0 483.0 201 IE 483.4 483.4 483.4
CAGR 8.6% 8.6% CAGR 7.9% 7.9% 7.9%
Generic De Novos/Acquisitions Generic De Novos/Acquisitions
2007E Budget as Adjusted $0.0 $0.0 2007E $0.0 $0.0 $21.4 201 IE — 112.5 201 IE — 105.7 184.2
Total Revenue Total Revenue
2007E Budget as Adjusted $347.7 $347.7 2007E $356.5 $356.5 $378.0 201 IE 483.0 595.5 201 IE 483.4 589.1 667.6
CAGR 8.6% 14.4% CAGR 7.9% 13.4% 15.3%
EBITDA-MI(2) EBITDA-MI(2) 2007E Budget as Adjusted $58.3 $58.3 2007E $59.9 $59.9 $64.6 2011E 85.1 114.8 2011E 84.1 108.4 123.6
CAGR 9.9% 18.5% CAGR 8.8% 16.0% 17.6%
EPS(2) EPS(2) 2007E Budget as Adjusted $0.91 $0.91 2007E $1.03 $1.03 $1.12 2011E 1.58 2.05 2011E 1.70 2.11 2.37
CAGR 15.8% 22.7% CAGR 13.3% 19.7% 20.9%
(1) Includes Greenville, Durango, in progress new developments, and contractual buy-ups.
(2) After stock-based compensation. October Model assumes $4.5 million of annual stock-based compensation taxed at marginal rate of ~36%.
confidential 20

BEAR STEARNS
Section 3
Valuation Analysis

BEAR
STEARNS Project Saturn
Summary Implied Saturn Valuation
Equity Value Per Share
$30.00 n r $30.00
. . $28.08
28.00 Saturn at Offer: K 28.00
26.00 I $22’35 I 26.00
$16.34 $16.29 $16.23 I Saturn at Market: I $16.00
14.00- m?3(1) 14-°°
12.00 -1 , , 1 -r- , 1 , 1 12.00
© Base Case Growth Case
. Equity Comparables , . Precedent Transactions . . DCF .
X X V
O’ 8.0x-10.0x j 10.0x-12.0x
2007EEBITDA-MI O 2006A EBITDA-MI WACC11.013.0%
l8.0x-21.0x £* 9.0x-11.0x
2007EEPS W 2007E EBITDA-MI 8.5x-10.5x
,,,,,,,, , nn ,, ,n 2012E (Trailing) EBITDA-MI
l.10x-l.40x £* l.OOx-l.lOx
2007E PE/Growth ” 2007E EBITDA-MI/Growth
(1) As of the market close on April 20,2007.
confidential 21

ee\R stb\rns
Section 3-A
Discounted Cash Flow Analysis

BEAR STEARNS

Project Saturn

Saturn Discounted Cash Flow Analysis

Management Model Base Case[1]

Equity Value Per Share[3]

Discount Rate	Terminal Trailing (2012E) EBITDA-MI Multiple		
	8.5x	9.5x	10.5x
11.0%	$18.06	$20.17	$22.23
12.0	17.00	19.03	21.00
13.0	16.00	17.94	19.84

Implied Perpetual Growth in Free Cash Flow

Discount Rate	Terminal Trailing (2012E) EBITDA-MI Multiple		
	8.5x	9.5x	10.5x
11.0%	4.6%	5.2%	5.7%
12.0	5.5	6.1	6.7
13.0	6.4	7.1	7.6

Management Model Growth Case[2]

Equity Value Per Share[3]

Discount Rate	Terminal Trailing (2012E) EBITDA-MI Multiple		
	8.5x	9.5x	10.5x
11.0%	$22.17	$25.14	$28.08
12.0	20.85	23.69	26.48
13.0	19.60	22.30	24.98

Implied Perpetual Growth in Free Cash Flow

Discount Rate	Terminal Trailing (2012E) EBITDA-MI Multiple		
	8.5x	9.5x	10.5x
11.0%	4.9%	5.5%	6.0%
12.0	5.8	6.4	6.9
13.0	6.7	7.4	7.9

- In the Discounted Cash Flow Analysis, future free cash flows and the terminal value are discounted back to present value at March 31, 2007
- For a detailed review of assumptions underlying Discounted Cash Flow analysis, please see Appendix A

(1) Represents Management Model Base Case, which assumes no new development activity in 2008E-2012E and as described and shown on pages 14 and 15.
(2) Represents Management Model Growth Case, which assumes new development activity in 2008E-2012E and as described and shown on pages 14 and 16.
(3) Equity value per share is calculated by taking the enterprise value implied by the discounted cash flow analysis, subtracting estimated debt at March 31, 2007 of $133.3 million, adding estimated cash at March 31, 2007 of $26.9 million and dividing by diluted shares utilizing the treasury stock method.

CONFIDENTIAL

22

BEAR STEARNS Project Saturn Saturn WACC Calculation: Beta Analysis • We have reviewed the historical Bloomberg betas as well as the predicted Barra betas for each of Saturn and its comparables and have noted wide variations, in particular between the historical Bloomberg beta for Saturn and the other measures • Saturn historical Bloomberg beta of 1.220 (2-yr weekly) compares to Saturn predicted Barra beta of 0.664
· For comparables, historical Bloomberg betas range from 0.540 to 0.720 (2-yr weekly) and predicted Barra betas range from
0.408 to 0.775
• We have also analyzed, as shown in the graphs on the following page, the changes over time in historical
Bloomberg betas and predicted Barra betas for Saturn and USPI, which we believe to be the closest comparable
• Historical Bloomberg betas have ranged from ~1.2 to ~1.5 for Saturn and from -0.6 to ~1.2 for USPI since the end of 2004
(2-yr weekly)
· While predicted Barra betas have generally been lower than the historical measures for both companies, we note that the predicted betas for both companies increased significantly in the second half of 2006 (-0.85 to 1.00)
• The increase in predicted betas in 2H:06 could be attributable to the increasing business and regulatory pressures confronting the ASC industry sector including concerns over “out-of-network” payment arrangements, margin pressures from increasing cost of supplies and evolving legislative/regulatory issues
• While the predicted Barra betas for Saturn and USPI have declined since 4Q06, we believe the business and industry uncertainties are ongoing
· We also note that the financial advisor to the Special Committee of USPI utilized a levered beta range of 1.40 to 1.70 in analyzing the WACC for USPI in its presentation to the Board of Directors dated January 7, 2007 as filed with the SEC
• Based on the aforementioned factors and considerations, we believe a range of unlevered betas from 0.65 to
1.00 is reasonable
confidential 23

BEAR
STEARNS Project Saturn
Historical & Predicted Beta Trends: Saturn and USPI
Saturn
1.60 T— T 1-60
!-40 “ BarraBeta 0.51 0.70 0.98 “ *-40
j 2Q 2-Yrffistorical 1.26 1.35 1.49 2Q
1.00 . 1.00
0.80 ./ """—n 0.80
0.60 — ~~ *~~ 0.60 0.40 -I , , , , , , , , , 1 0.40
Q4:04 Ql:05 Q2:05 Q3:05 Q4:05 Ql:06 Q2:06 Q3:06 Q4:06 Ql:07
USPI
1.25 j t- 1.25
BarraBeta 0.57 0.72 1.01
100- 2“Yr’Historical OM °-94 1-21 » 100
5-Yr. Historical 0.52 0.65 0.72 X**"****
0.50 -I 1 1 1 1 1 1 1 1 1 1 0.50
Q4:04 Ql:05 Q2:05 Q3:05 Q4:05 Ql:06 Q2:06 Q3:06 Q4:06 Ql:07
BarraBeta Historical—2- Year Weekly Historical—5-Year Weekly
Source: Bloomberg and Barra.
confidential 24

BEAR STEARNS

Project Saturn

Saturn Weighted Average Cost of Capital Calculations

Illustrative WACC Calculation

	Equity Risk Premium Low	Equity Risk Premium High
Equity Risk Premium ($R_m - R_f$)	**5.00%**	**7.13%**
Multiply by: Saturn Levered Beta	**1.014**	**1.014**
Adjusted Equity Risk Premium	5.07%	7.23%
Add: Risk-Free Rate of Return (R_f)	4.85	4.85
Potential Size Premium	3.88	3.88
Cost of Equity—Saturn	**13.79%**	**15.95%**
Multiply by: Saturn E/(D+E)	77.5	77.5
Cost of Equity Portion	10.7%	12.4%
Cost of Debt (K_d)—Saturn	**6.60%**	**6.60%**
Assumed Tax Rate	39.0	39.0
After-Tax Cost of Debt	4.03%	4.03%
Multiply by: Saturn D/(D+E)	22.5	22.5
Cost of Debt Portion	0.91%	0.91%
WACC—Saturn	**11.6%**	**13.3%**

Key Assumptions

Equity Risk Premium ($R_m - R_f$)	5.00–7.13%[5][6]
Risk-Free Rate of Return (R_f)[7]	4.85
Assumed Cost of Debt (K_d)	6.60
Assumed Tax Rate	39.0

Beta Determination

($ in millions)

Company	Historical Adjusted Beta[2] 2 Years	Historical Adjusted Beta[2] 5 Years	Predicted Levered Beta[3]	Market Value of Equity[4]	Total Debt & Pref Stock	Leverage Ratios D/E	Leverage Ratios D/(D+E)	Unlevered Beta[1] Historical Adj Beta 2 Years	Unlevered Beta[1] Historical Adj Beta 5 Years	Unlevered Beta[1] Barra
Saturn	**1.220**	**1.180**	**0.664**	**$437**	**$133**	**30.5%**	**23.4%**	**1.029**	**0.995**	**0.560**
Tier 1 Comps										
AmSurg	0.720	0.610	0.408	$780	$169	21.7%	17.8%	0.637	0.540	0.361
United Surgical	0.650	1.180	0.651	1,310	347	26.5	21.0	0.557	1.011	0.558
Tier 1 Mean	**0.685**	**0.895**	**0.530**	**$1,045**	**$258**	**24.1%**	**19.4%**	**0.597**	**0.776**	**0.460**
Tear 1 Median	**0.685**	**0.895**	**0.530**	**1,043**	**258**	**24.1**	**19.4**	**0.597**	**0.776**	**0.460**
Tier 2 Comps										
Medcath	0.540	0.830	0.775	$660	$265	40.1%	28.6%	0.435	0.669	0.625
Novamed	0.680	0.580	0.528	177	71	40.0	28.6	0.548	0.468	0.426
Tier 2 Mean	**0.610**	**0.705**	**0.652**	**$418**	**$168**	**40.1%**	**28.6%**	**0.492**	**0.568**	**0.525**
Tier 2 Median	**0.610**	**0.705**	**0.652**	**418**	**168**	**40.1**	**28.6**	**0.492**	**0.568**	**0.525**
Overall Mean	0.762	0.876	0.605	$673	$197	31.8%	23.9%	0.641	0.737	0.506
Overall Median	0.680	0.830	0.651	660	169	30.5	23.4	0.557	0.669	0.558

Saturn Unlevered Beta (Average of Historical and Predicted)	**0.861**
Target Debt/Equity Ratio (Translates to Debt/Total Capital ratio of 22.5%)	29.0%
Saturn Levered Beta[8]	**1.014**

(1) Unlevered Beta = Levered Beta/[1 + ((D/E) * (1-T))].
(2) Source: Based on Bloomberg adjusted beta for the past two and five years on a weekly basis. Since Saturn has only been public since February 6, 2004, five year Bloomberg beta represents historical beta since IPO date.
(3) Source: Barra beta as of March 30, 2007.
(4) Equity values based on closing prices as of April 20, 2007.
(5) Reflects Bear Stearns' judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e., 6.35%) and the current long-term historical geometric average equity risk premium (i.e., 5.12%) per Ibbotson Associates' *Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook*, (b) the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50–5.00%) per Dimson, Marsh and Staunton's "The Worldwide Equity Premium: A Smaller Puzzle" and *Triumph of the Optimists*, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%–7.00%, as adjusted) per Brealey, Myers and Allen's *Principles of Corporate Finance (Eighth Edition)*, (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%–6.00%) per Brigham and Ehrhardt's *Financial Management: Theory and Practice (Eleventh Edition)* and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view.
(6) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates' *Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook*.
(7) Source: Bloomberg. Equal to the interpolated yield on the 20-year US Treasury bond as of April 14, 2007.
(8) Levered Beta = Unlevered Beta * [1 + ((D/E) * (1-T))].

CONFIDENTIAL 25

BEAR
STEARNS Project Saturn
Saturn WACC Sensitivity Analysis
WACC Sensitivity Analysis—5.00% Equity Risk Premium(1)
Assumed Unlevered Beta
Debt/Cap 0.650 0.700 0.750 0.800 0.850 0.900 0.950 1.000
15.0% 11.3% 11.5% 11.8% 12.0% 12.3% 12.5% 12.8% 13.0%
20.0 10.8 11.1 11.3 11.6 11.8 12.0 12.3 12.5 22.5 10.6 10.9 11.1 11.3 11.5 11.8 12.0 12.2 25.0 10.4 10.6 10.9 11.1 11.3 11.5 11.7 12.0
30.0 10.0 10.2 10.4 10.6 10.8 11.0 11.2 11.4
WACC Sensitivity Analysis—7.13% Equity Risk Premium(2)
Assumed Unlevered Beta
Debt/Cap 0.650 0.700 0.750 0.800 0.850 0.900 0.950 1.000
15.0% 12.4% 12.7% 13.1% 13.4% 13.7% 14.1% 14.4% 14.7%
20.0 12.1 12.4 12.7 13.0 13.4 13.7 14.0 14.4 22.5 11.9 12.2 12.5 12.9 13.2 13.5 13.8 14.2 25.0 11.7 12.1 12.4 12.7 13.0 13.3 13.7 14.0
30.0 11.4 11.7 12.0 12.4 12.7 13.0 13.3 13.6
(1) Reflects Bear Stearns’ judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e.,
6.35%) and the current long-term historical geometric average equity risk premium (i.e., 5.12%) per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook, (b)
the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50-5.00%) per Dimson, Marsh and Staunton’s “The Worldwide Equity Premium: A Smaller Puzzle” and
Triumph of the Optimists, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%-7.00%, as adjusted) per Brealey, Myers and Allen’s Principles of Corporate Finance
(Eighth Edition), (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%-6.00%) per Brigham and Ehrhardt’s Financial Management: Theory and
Practice (Eleventh Edition) and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view.
(2) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook.
confidential 26

BEAR STEARNS
Section 3-B
Comparable Company Analysis

BEAR STEARNS

Project Saturn

Ambulatory Surgery Center Market Landscape

The US ambulatory surgery center market is characterized by multi-specialty centers, predominantly owned and operated by private independents.

Specialty Focus


Single Specialty 20%
Multi-specialty 80%

N = 4,954

ASC Fragmented Ownership


Owned by Multi-facility Provider 24%
Independently Owned 76%

N = 4,954

Key Players Overview

Company	ASCs
AmSurg[(1)]	163
HealthSouth	144
United Surgical Partners, Intl.[(2)]	135
HCA, Inc.	107
Saturn	59
NovaMed	37
Total Key Players	**645**

Key Players Proportion


Key Players 12%
Others 88%

N = 4,954

Source: Selected industry research reports and company filings.
(1) Pro Forma for majority interest acquired in 7 surgery centers in January 2007.
(2) Pro Forma for interest acquired in 3 facilities in St. Louis and opening 3 facilities in California in February 2007.

CONFIDENTIAL 27

BEAR STEARNS

Project Saturn

Comparable Company Universe Selection

Potential Saturn Business Comparables

Company	US Short-Stay Facilities[1] ASCs	US Short-Stay Facilities[1] Surgical Hospitals	States	Specialties (% 2006 Top Case Mix)	Payor Mix (% 2006 Gov't)	Primary Business	Comments
AmSurg	163	–	32	GI (75%) Ophthalmic (18%)	35%	ASCs	■ Less intensive procedures require lower capital investment in facility and lead to higher margins (lower variable costs) ■ High proportion of older patients; susceptible to government payor
HealthSouth	144	3	35	Multi (NA)	22%	Ambulatory Surgery & Rehabilitative HC Services	■ Large network of ASCs; result of several acquisitions in late 1990s ■ Represents ~25% of total revenues ■ **On March 26, 2007, HealthSouth's surgery centers were acquired by Texas Pacific Group**
United Surgical Partners, Intl.	135	10	26	Multi -Ortho (21%) -Pain Mgmt (18%) -GI (17%)	28%	ASCs	■ 78 of 135 US based short-stay facilities are jointly-owned with major not-for-profit healthcare systems ■ JVs provide benefit with branding, physician recruitment and payor arrangements ■ **On January 8, 2007, USPI was acquired by Welsh Carson**
HCA, Inc.	107	–	20	Multi (NA)	NA	Acute Care Hospitals	■ >$24 billion in total revenue; primary focus is general, acute hospitals and psychiatric hospitals (182 facilities worldwide) ■ **On July 24, 2006, HCA was acquired by a consortium of sponsors including Bain and KKR**
Novamed	37	–	18	Ophthalmic (71%)	38%	ASCs	■ Focus has been on single specialty – primarily cataract surgery ■ Expanding specialties via ASC acquisitions and physician recruitment ■ 10 of 37 facilities offer non-ophthalmic procedures ■ High proportion of older patients; susceptible to government payor
MedCath	-	11	8	Cardiac Surgery (100%)	49%	Surgical Hospitals	■ Single-specialty cardiac surgical hospitals licensed for overnight stays ■ Larger facility investment, longer development time ■ Moratorium on physician ownership lifted has reduced overhang
Saturn	59	4 ASCs with hospital licenses	23	Multi -GI (25%) -Ortho (17%) -Pain Mgmt (16%)	19	ASCs	■ Focused on broad number of high margin specialties and reliable payors – particularly low reliance on government ■ Holds majority stakes in ~75% of owned facilities ■ Strategic partnerships with 8 regional healthcare systems

Source: Company filings and selected Wall Street research.

(1) Short-stay facilities are defined as ambulatory surgery centers and surgical hospitals. An ambulatory surgery center is licensed to perform certain outpatient procedures, while a surgical hospital is licensed and equipped to accommodate procedures that require an overnight stay.

CONFIDENTIAL 28

BEAR STEARNS
Project Saturn

Selected Comparable Companies

Upon consideration of operational and business mix factors that may impact valuation, we refined our universe of potential Saturn comparable companies.

Excluded Companies

Company	Rationale
HealthSouth	■ Focus on acute care hospital space ■ Recently determined that ASC business is non-core and divested it to Texas Pacific Group
HCA, Inc.	■ Focus on acute care hospital space ■ Given relative size and contribution, HCA's ASC business is not a meaningful contributor or factor in HCA's valuation story ■ Recently taken private by a consortium of financial sponsors including Bain and KKR

Selected Comparable Companies

Company	Primary	Secondary	Rationale
United Surgical Partners, Intl.	✔		■ Multi-specialty pure play in short-stay facility space (operates mainly ASCs, but also operates several surgical hospitals) ■ Most similar to Saturn in terms of case mix and payor mix • Top specialties in terms of case mix for both USPI and Saturn include: orthopedic, pain management and GI • Lower exposure to government payors ■ Diversified mix of business results in less susceptibility to sweeping changes in reimbursement rates and/or payor behavior with respect to certain procedures ■ Valuation based on stock price one day prior to being acquired by Welsh Carson on January 8, 2007
AmSurg	✔		■ From a life-cycle perspective, AmSurg is a maturing, established player in the space, albeit, primarily single-specialty focused
Novamed		✔	■ Historically, pursued a single-specialty strategy, but recently began an effort to expand its specialty offerings through acquisition and physician recruitment ■ Smaller player that is earlier on the growth curve with high growth ambitions
MedCath		✔	■ Smaller player, single-specialty cardiac surgical hospital operator ■ Surgical hospital focus is yielding higher growth opportunities given the recent expiration of the moratorium on physician ownership

CONFIDENTIAL 29

BEAR
STEARNS Project Saturn
Equity Comparable Company Benchmarking
Enterprise Value/2006A EBITDA
20.0x -p —i— — [—— -p 20.0x
I Harmonic Mean = 11 .Ox I Harmonic Mean = 12.2x 16.3x
16.0 ‘ 1 ‘ ‘ 1 ‘ 16.0
10o___... 12-0x 11.5x ln, 1 11.5x >‘
12.0 — lu’8x 10.4x 10.6x y T 12.0
Actual Pro Forma Actual Pro Forma AmSurg USPI(1) Medcath Novamed
Saturn@Market(2) Satum@$22.35 Primary Comps Secondary Comps
Enterprise Value/2007E EBITDA
18.0X -p . -p 18.0X
1, .. Harmonic Mean = 9.7x iHarmonic Mean = 9.1x
12-0 — 9.6x 9.3x 10’6X 10’4x 9.4x 10.1’ 78x vJ_™
Wall Street Budget(3) Wall Street Budget(3) AmSurg USPI(1) Medcath Novamed
Saturn@Market(2) Saturn@$22.35 Primary Comps Secondary Comps
Source: Selected Wall Street research and Company filings.
(1) We note that United Surgical Partners valuation is based on the closing stock price on January 5, 2007, the latest unaffected price prior to Welsh Carson’s acquisition on January 8,2007. (2) Saturn enterprise value at market based on April 20,2007 closing price of $19.73. (3) Represents Budget as Adjusted.
confidential 30

BEAR
STEARNS Project Saturn
Equity Comparable Company Benchmarking (cont.)
Price/2007E Earnings Per Share
40.0x -p , —— —- -p 40.0x
I Harmonic Mean =19.6x1 Harmonic Mean = 25.4x
32.0 ‘ 1 ‘ T —&£ 32.0
Wall Street Budget0’ Wall Street Budget0’ AmSurg USPI(2) Novamed Medcath
Saturn@Market(3) Saturn@$22.35 Primary Comps Secondary Comps
Price/2007E Earnings Per Share/Growth
3.00x -p —.— -p 3.00x
1.95x [Harmonic Mean = r0671 [Harmonic Mean = U6x]
Wall Street Budget0’ Wall Street Budget0’ AmSurg USPI(2) Novamed Medcath
Saturn@Market(3) Saturn@$22.35 Primary Comps Secondary Comps
Source: Selected Wall Street research and Company filings.
(1) Represents Budget as Adjusted. (2) We note that United Surgical Partners valuation is based on the closing stock price on January 5, 2007, the latest unaffected price prior to Welsh Carson’s acquisition on January 8,2007. (3) Saturn enterprise value at market based on April 20,2007 closing price of $19.73.
confidential si

BEAR STEARNS

Project Saturn

Comparable Company Analysis

Summary Valuation Metrics

($ in millions, except per share data)

Company	Stock Price 4/20/07	52-Week High	Equity Value	Enterprise Value	Enterprise Value[3]/ Revenue CY06A	Enterprise Value[3]/ Revenue CY07E	Enterprise Value[3]/ Revenue CY08E	Enterprise Value/ EBITDA-MI CY06A	Enterprise Value/ EBITDA-MI CY07E	Enterprise Value/ EBITDA-MI CY08E	P/E CY07E	P/E CY08E	P/E/G 2007E
Primary:													
United Surgical Partners[1]	$27.39	69.8%	$1,310	$1,626	2.96x	2.73x	2.57x	11.5x	10.1x	9.2x	21.7x	18.9x	1.24x
AmSurg	25.24	93.8%	780	929	2.11	1.87	1.69	10.6	9.4	8.7	17.9	17.3	1.19
Secondary:													
MedCath Corp.	$30.41	93.3%	$660	$751	1.07x	1.01x	0.84x	9.7x	7.8x	6.5x	29.2x	20.5x	1.46x
Novamed	6.72	78.1	177	244	2.39	1.86	1.54	16.3	11.0	8.7	22.4	17.7	0.90
Harmonic Mean					**1.85x**	**1.65x**	**1.42x**	**11.6x**	**9.4x**	**8.1x**	**22.1x**	**18.5x**	**1.16x**
High					**2.96**	**2.73**	**2.57**	**16.3**	**11.0**	**9.2**	**29.2**	**20.6**	**1.46**
Low					**1.07**	**1.01**	**0.84**	**9.7**	**7.8**	**6.5**	**17.9**	**17.3**	**0.90**
Saturn @ Market													
Wall Street	**$19.73**	**82.4%**	**$437**	**$544**	**1.91x**	**1.71x**	**1.55x**	**10.8x**	**9.6x**	**8.5x**	**21.2x**	**18.4x**	**1.31x**
Base Case					**1.91**	**1.66**	**1.47**	**10.8**	**9.3**	**8.9**	**21.8**	**17.8**	**1.72**
Growth Case					**1.91**	**1.66**	**1.43**	**10.8**	**9.3**	**9.0**	**21.8**	**17.3**	**1.72**
Saturn @ $22.35													
Wall Street	**$22.35**	**93.4%**	**$500**	**$606**	**2.12x**	**1.90x**	**1.72x**	**12.0x**	**10.6x**	**9.4x**	**24.0x**	**20.9x**	**1.48x**
Base Case[2]					**2.12**	**1.84**	**1.63**	**12.0**	**10.4**	**9.8**	**24.7**	**20.1**	**1.95**
Growth					**2.12**	**1.84**	**1.58**	**12.0**	**10.4**	**9.8**	**24.7**	**19.5**	**1.95**

Source: Comparable company information based on latest available public filings and selected Wall Street equity research.
Note: Based on closing stock prices as of April 20, 2007.
(1) Based on closing stock price on January 5, 2007, prior to deal announcement.
(2) Base and Growth Case enterprise value in 2008E includes acquisition spend of $56.4 million and $87.8 million, respectively.
(3) Includes Balance Sheet Minority Interest.

CONFIDENTIAL

32

BEAR
STEARNS Project Saturn
Comparable Company Analysis (cont.)
Summary Operating Data and Statistics ($ in millions)
Revenue EBITDA-MI Revenue Growth EBITDA-MI Margin CAGR 2006-2008
Company CY06A CY07E CY08E CY06A CY07E CY08E CY07E CY08E CY06A CY07E CY08E Revenue EBITDA-MI
Primary: United Surgical $573.0 $622.0 $662.0 $141.9 $161.5 $177.0 8.6% 6.4% 24.8% 26.0% 26.7% 7.5% 11.7% AmsurgCorp. 464.6 524.4 579.4 87.4 98.7 106.9 12.9 10.5 18.8 18.8 18.4 11.7 10.6
Secondary;
MedcathCorp. 718.3 760.3 918.8 77.6 96.4 116.0 5.8% 20.9% 10.8% 12.7% 12.6% 13.1% 22.3%
Novamed, Inc. 108.4 138.9 168.0 15.0 22.2 28.0 28.1 21.0 13.8 16.0 16.7 24.5 36.6
Mean 15.0% 15.4% 16.1% 17.5% 17.8% 15.3% 22.2% High 28.1 21.4 24.8 26.0 26.7 24.5 36.6 Low 5.8 6.4 10.8 12.7 12.6 7.5 9.7
Saturn:
Wall Street $301.5 $336.5 $372.3 $50.3 $56.9 $64.2 11.6% 10.6% 16.7% 16.9% 17.3% 11.1% 13.0% Base Case 301.5 347.7 391.2 50.3 58.3 67.6 15.3 12.5 16.7 16.8 17.3 13.9 15.9
Growth Case 301.5 347.7 404.1 50.3 58.3 70.6 15.3 16.2 16.7 16.8 17.5 15.8 18.4
Source: Comparable company information based on latest available public filings and selected Wall Street equity research.
confidential 33

BEAR
STEARNS Project Saturn
Analysis of Forward P/E Multiples and Projected Growth Rates
NTM P/E Multiples Since Saturn IPO
46.0x y-j=-j=-j=-:=- y 46.0x
Since Saturn IPO Last Twelve Months Last Six Months Last Three Months
Low Mean High Low Mean High Low Mean High Low Mean High
USPI 16.6x 26.0x 33.8x USPI 16.6x 22.2x 27.6x USPI 17.9x 22.6x 24.1x USPI 23.5x 23.9x 24.1x
38.0 — AMSG 15.0 18.0 22.4 AMSG 15.0 17.1 20.8 AMSG 15.0 16.4 17.9 AMSG 15.5 16.7 17.9 38.0
Saturn 16.4 23.6 30.9 Saturn 16.4 20.3 24.1 Saturn 16.4 19.9 23.3 Saturn 19.7 21.1 23.3
14.0 -I 1 1 1 1 1 1- 14.0
3/04 9/04 3/05 9/05 4/06 10/06 4/07
Saturn AMSG USPI
Last Two Years Consensus Long-Term Mean EPS Growth Over Past Two Years(1)
25% 1 233% 238%233% 23/7% ,, ,,,, T 25%
22.6% 22.3% 21?% 22.3%
19.9% 1 20.0% I 19.9% ‘ ° 203i%wr on no/
20 -18.6%182% 19.0%19.4% 18.8%19.3% %18.0% “•« H ‘«*• ‘5’5/° ""*
Q4:04 Ql:05 Q2:05 Q3:05 Q4:05 Ql:06 Q2:06 Q3:06 Q4:06 Current (2)
• Saturn • AMSG D USPI
Source: FactSet research system as of April 20,2007. (1) Based on IBES consensus estimates.
confidential 34

BEAR STEARNS
Section 3-C
Precedent M&A Transactions Analysis

BEAR
STEARNS Project Saturn
Precedent Transactions: Short-Stay Surgical Facilities
($ in millions)
Date Equity Enterprise Enterprise Value/EBITDA P/E
Announced Target/Acquiror Value Value LTM CY CY+1 LTM CY CY+1
03/26/07 Healthsouth Surgery Division/Texas Pacific $928 $945 10. Ix 9.1x 8.5x NA NA NA 01/07/07 USPI/Welsh Carson 1,492 1,807 12.7 11.1 10.2 28.6x 24.7x 21.4x 01/30/06 Surgis, Inc./USPI 157 196 13.9 10.3 NA 44.5 NA NA 01/30.06 Surgis, Inc./USPI (Adjusted)0’ 157 196 10.2 8.2 NA 23.3 NA NA 07/29/04 USPI—Spanish Subsidiary/Mercapital 192 253 11.4 9.0 NA 31.4 NA NA
Harmonic Mean 11.9x 9.8x 9.3x 33.6x 24.7x 21.4x High 13.9 11.1 10.2 44.5 24.7 21.4 Low 10.1 9.0 8.5 28.6 24.7 21.4
Note: Forward multiples based on selected Wall Street research.
(1) Represents synergized multiples which include $5.0 million of cost savings. Excluded from harmonic mean.
confidential 35

BEAR
STEARNS Project Saturn
Saturn Implied Valuation
Based on Premium Paid and Multiple Implied in USPI and HS Transaction ($ and shares in millions)
Proposed Purchase Purchase
Transaction Implied Valuation (a) Price Price
Price Per Share $22.35 $21.50 $22.00 $22.25 $31.05 NA
Premium to Current 13.3% 9.0% 77.5% 12.8% 13.4% NA
Net Equity Value $499.6 $479.4 $491.3 $497.2 $1,491.5 NA Add: Long Term Debt0’ 133.3 133.3 133.3 133.3 347.3 NA Less: Cash & Cash Equivalents0’ (26.9) (26.9) (26.9) (26.9) (31.7) NA
Enterprise Value $606.0 $585.8 $597.7 $603.6 $1,807.1 $945.0
2007 Acquisition Spend $56.4 $56.4 $56.4 $56.4 $60.0 $0.0
EBITDA-MI Multiples 2006A 12.0x 11.6x 11.9x 12.0x 12.7x lO.lx 2006A Pro Forma 11.5 11.1 11.4 11.5 12.0 10.1 2007E 10.4 10.1 10.3 10.4 11.1 9.1 2007E Pro Forma 10.3 9.9 10.1 10.2 11.0 9.1
EBITDA-MI/Multiple to Growth Rate 2006A Pro Forma 1.25x 1.21x 1.23x 1.25x 1.09x 1.13x 2007E Budget as Adjusted 1.13 1.09 1.11 1.12 1.00 1.02
P/E Multiples
2006A 26.5x 25.5x 26. Ix 26.4x 28.8x NA 2007E Budget as Adjusted 24.7 23.8 24.3 24.6 24.4 NA
P/E/Multiple to Growth Rate
2006A 2.09x 2.0 Ix 2.06x 2.08x 1.87x NA 2007E Budget as Adjusted 1.95 1.87 1.92 1.94 1.59 NA
Source: Saturn estimates per Saturn Management Model. HealthSouth estimates per 10K and selected Wall Street research. USPI EBITDA-MI estimates based on selected Wall Street research.
(1) Debt and cash as of December 31,2006 for United Surgical and as of March 31,2007 for Saturn.
(2) Multiple to Growth rate for Saturn based on growth rate from 2006 to 2012 and 2006 to 2011 for USPI.
confidential 36

BEAR
STEARNS Project Saturn
Recent ASC Precedent Transactions
HealthSQUth ($ in millions) USPI ($ in millions)
Acquirer: Texas Pacific Group Equity Value: $928 Acquirer: Welsh Carson Equity Value: $1,492
Target: Healthsouth Surgery Division Enterprise Value: 945 Target: United Surgical Partners Enterprise Value: 1,807
Announced: 03/26/07 Announced: 01/07/07
· Acquired at lO.lx last twelve months EBITDA-MI of $93.3 million
· Acquired at 12.7x last twelve months actual EBITDA-MI of $141.9
· Initially expected to fetch between $900-$1,100 million; however, deal million announced at lower end of the range • Represents second time Welsh Carson has privately owned USPI
· Corporate G&A of approximately 3% of revenue United Surgical Partners 2006A 2007E
Healthsouth 2006A 2007E EBITDA-MI $141.9 $162.9
EBITDA-MI (Pre G&A) $115.4 $125.9 EV/EBITDA 12.7x 11. Ix
Corporate G&A(1) 22.1 22.6
EBITDA-MI (Post G&A) $93.3 $103.3 EV/EBITDA 10. Ix 9.1x
Revenue and EBITDA-MI Growth Revenue and EBITDA-MI Growth
$1,200 -,— —r $160 $900 -,— —r $250
V&2£~ CAGl- CJe CAGR*
$784 -120 6Qo TL ’ ? 2°°
2006A 2008E 2006A 2008E 2006A 2008E 2006A 2008E
Revenue EBITDA-MI Revenue EBITDA-MI
Source: Company filings and selected Wall Street equity research.
confidential 37

BEAR STEARNS Project Saturn Recent ASC Precedent Transactions (cont.) Surgis, Inc. ($in millions) USPI-Spanish Subsidiary ($in millions) Acquirer: United Surgical Partners Equity Value: $156.6 Acquirer: Mercapital Equity Value: $191.5 Target: Surgis, Inc. Enterprise Value: 200.0 Target: USPI—Spanish Subsidiary Enterprise Value: 260.0 Announced: 01/30/06 Adjusted EV: 195.8 Announced: 07/29/04 Adjusted EV: 253.0
· Acquired at 13.9x last twelve months EBITDA-MI of $14.1 million
· Acquired at 11.4x last twelve months EBITDA-MI of $22.3 million
· Corporate G&A of $10 million of which USPI expected to realize 50% in m Key player in gg healthcare privatization shift in Spain; entity synergies served 17% of the Spanish population
· Synergized purchase multiple of 10.2x LTM EBITDA-MI, assuming $5.0 million of pre-tax synergies “ Growth in Spain’s private healthcare industry been driven in large part by an increase in the number of employers offering private insurance as a
Surgis, Inc. LTM Actual LTM Adjusted benefit to their employees
EBITDA-MI (Before G&A) $24.1 $24.1 TT. , , ,
· High-growth market opportunity
Corporate G&A 10.1 5.0
EBITDA-MI (After G&A) $14.1 $19.1
2005 Corporate G&A % of EBITDA-MI Before G&A Revenue and Revenue Growth
45 45 USPI-US USPI-SPAIN
41-4% $350 -r- —.— -t $200
30 — III -3° *»- $207 IJJI $120.6 — H
• 19,% jl • mi I I — -
100 I 5°
°j—•—•—;—° ot-i , i, i , L_t r
Bighorn USPI Surgis Adjusted Surgis 2006A 2008E 2006A 2008E
Revenue EBITDA-MI
Source: Company filings and selected Wall Street equity research.
confidential 38

BEAR
STEARNS Project Saturn
Other Precedent Transactions: AcuteCare Hospitals
Multi-Facility Healthcare Services Companies ($ in millions)
Date Equity Enterprise Enterprise Value/EBITDA P/E Price/Earnings/Growth Target
Announced Target/Acquirer Value Value LTM CY CY+1 LTM CY CY+1 LTM CY CY+1 EPS LTG
03/19/07 Triad, Inc./Community Health $4,952 $6,449 9.8x 8.6x 7.6x 24.2x 21.2x 18.5x 2.69x 2.35x 2.05x 9.0%
07/24/06 HCA/Bain Capital, KKR and Merrill Lynch 21,170 32,098 8.1 7.8 7.7 19.7 17.7 16.5 2.90 2.60 2.43 6.8
05/05/04 IASIS Healthcare Corp/Texas Pacific Group 738 1,302 8.1 7.3 NA 25.2 16.0 NA NA NA NA NA
10/19/00 Quorum Health Group Inc./Triad Hospitals 1,420 2,096 7.5 6.6 NA 24.8 18.4 NA 1.64 1.22 NA 15.1
08/16/04 Province Healthcare Co./Lifepoint Hospitals 1,190 1,710 12.1 9.2 NA 25.3 19.8 NA 1.70 1.33 NA 14.9
07/23/04 Vanguard Health System/Blackstone Group 1,220 1,752 9.8 NA NA 33.8 NA NA NA NA NA NA
Harmonic Mean 9.0x 7.8x 7.7x 24.9x 18.4x 17.4x 2.09x 1.68x 2.23x 11.5% High 12.1 9.2 7.7 33.8 21.2 18.5 2.90 2.60 2.43 15.1 Low 7.5 6.6 7.6 19.7 16.0 16.5 1.64 1.22 2.05 6.8
Note: Enterprise value before minority interest. Forward multiples based on selected Wall Street research.
confidential 39

ee\R stb\rns
Section 4
Illustrative LBO Analysis

BEAR
STEARNS Project Saturn
Illustrative LBO Analysis: Management Base Case
5-Year IRR Return Sensitivities (Exit 2011)
Exit Purchase Price Per Share
Multiple $21.50 $22.00 $22.25 $22.35
8.0x 4.0% 3.0% 2.5% 2.3%
9.0 9.1 8.1 7.5 7.3
10.0 13.5 12.4 11.8 11.6
1U) 17.3 16.1 15.6 15.4
Implied 2006PF Entry Multiple 11.Ix 11.4x ll.Sx ll.Sx
Premium 9.0% 11.5% 12.8% 13.3%
5-Year Cash Return Sensitivities (Exit 2011)
Exit Purchase Price Multiple $21.50 $22.00 $22.25 $22.35 8.0x 1.2x 1.2x l.lx l.lx 9.0 1.5 1.4 1.4 1.4 10.0 1.8 1.7 1.7 1.7 1U) 2.1 2.0 2.0 2.0 Implied 2006PF Entry Multiple ll.lx 11.4x ll.Sx ll.Sx Premium 9.0% 11.5% 12.8% 13.3% • Assumes $400.0 million of debt at closing, of which $133.3 million will be used to refinance existing debt
· 10% sponsor equity give up to management
Source: Management Model Base Case.
confidential 40

BEAR
STEARNS Project Saturn
Illustrative LBO Analysis: Management Growth Case
5-Year IRR Return Sensitivities (Exit 2011)
Exit Purchase Price
Multiple $21.50 $22.00 $22.25 $22.35
8.0x 11.1% 10.0% 9.5% 9.3%
9.0 16.5 15.3 14.8 14.6
10.0 21.1 19.9 19.3 19.1
1U) 25.1 23.9 233 23.0
Implied 2006PF Entry Multiple 11.Ix 11.4x ll.Sx ll.Sx
Premium 9.0% 11.5% 12.8% 13.3%
5-Year Cash Return Sensitivities (Exit 2011)
Exit Purchase Price Multiple $21.50 $22.00 $22.25 $22.35 8.0x 1.6x 1.6x 1.5x 1.5x 9.0 2.1 2.0 1.9 1.9 10.0 2.5 2.4 2.3 2.3 11.0 2.9 2.8 2.7 2.7 Implied 2006PF Entry Multiple 11.Ix 11.4x ll.Sx ll.Sx Premium 9.0% 11.5% 12.8% 13.3% • Assumes $400.0 million of debt at closing, of which $133.3 million will be used to refinance existing debt
· 10% sponsor equity give up to management
Source: Management Model Growth Case.
confidential 41

BEAR STEARNS
Section 5
Potential Parties to Contact During Go-Shop Period

BEAR STEARNS
Project Saturn

Strategic Buyers

($ in millions)

Buyer	2007E Results Revenue	2007E Results Adj. EBITDA	Comments
AmSurg	$524	$99	■ Second largest owner of ASCs; almost all GI centers ■ Continues to actively roll up surgery center properties; diversification opportunity
USPI	622	162	■ Demonstrated interest in surgical hospital business; provided indicative offer for NSH in 2005 ■ Recently acquired by Welsh Carson and would have synergies particularly at the Corporate G&A level ■ Has expressed no interest in the past
HCA	27,071	4,143	■ Large player in the ASC market and currently owns over 100 ASCs in the U.S. ■ Acquired in July 2006 by a consortium of sponsors lead by Bain and KKR, the Company is more focused on divestitures than acquisitions with planned LBO
Healthsouth/ TPG	752	103	■ Large network of ASCs; 144 at December 31, 2006 ■ Recently acquired by Texas Pacific Group
Davita	760	96	■ Leading player in the kidney dialysis market ■ Recently completed ~$1.8 refinancing of debt and can pay a higher premium to diversify revenues
Fresenius	8,500	1,625	■ Multi-facility-based dialysis centers ■ Similar operating dynamics as surgery center business; Saturn would be a diversification opportunity
Lifepoint Hospitals	2,673	482	■ Strong recent results; trading very close to 52-week high ■ New CEO, Bill Carpenter announced in June 2006
Iasis	Private	Private	■ Privately held portfolio company of the Texas Pacific Group ■ Community-based acute-care hospital focus
Universal Health	4,710	532	■ Top-performing acute-care hospital stock in 2006 ■ Currently owns 7 ASCs in the U.S.
MedCath	760	96	■ Leader in cardiac specialty hospitals ■ Diversifying into Orthopedics may be an option
Novamed	139	22	■ New CEO has been very acquisitive since joining in 2005 ■ Too small to acquire Saturn independently; if partnered with a sponsor, may be an opportunity ■ Current valuation may be too expensive for a sponsor partnership

CONFIDENTIAL
42

BEAR STEARNS

Project Saturn

Financial Buyers

($ in millions)

Financial Sponsor	Approx. Fund Size	Comments
Court Square Capital (fka Citigroup Venture Capital)	$2,000	■ Recently acquired Western Dental and is actively pursuing a health care services business
GTCR Golder Rauner, LLC	2,000	■ Current health care portfolio companies include Capella Healthcare, CompBenefits, Healthspring, Managed Health Care Associates and Trans Healthcare
JLL Partners	1,500	■ Current investments include Medical Card System, IASIS Healthcare Group and Attentus Health
J.W. Childs	1,750	■ Recent investments include Cornerstone Healthcare Group, Insight Health Services, Sheridan Healthcare, and Universal Hospital Services
Metalmark Capital	3,300	■ Health services investments include Vanguard Health Systems, Cross Country Healthcare, and SouthernCare
One Equity Partners	5,000	■ Portfolio companies include Apollo Hospitals, Oncology Therapeutics Networks and Quintiles Transnational
Onex	1,700	■ Portfolio companies include Emergency Medical Services, Skilled Healthcare Group, Center for Diagnostic Imaging and Res-Care
Summit Partners	3,000	■ Portfolio companies include more than 16 properties in the health services sector
TA Associates	3,500	■ Focuses on technology, financial services, healthcare, consumer, and business services. Currently maintains investments in 24 health services-related businesses
Vestar Capital Partners	3,650	■ Invests in industrial, consumer products, financial services, telecommunications, media, and healthcare companies. Previous portfolio companies include Essent Healthcare

CONFIDENTIAL

43

BEAR STEARNS

Project Saturn

Financial Buyers (cont.)

($ in millions)

Financial Sponsor	Approx. Fund Size	Comments
Advent International	$3,300	■ Investments in the health services sector include Casa Reha (Germany), American Radiology Services and Long-Term Care Group
Bear Stearns Merchant Banking	2,700	■ Has actively pursued a number of healthcare investments and maintains interest in the sector
Diamond Castle Holdings	1,500	■ Focuses on the energy and power, financial services, media and communications, healthcare, and other diversified industries
Kelso & Company	2,100	■ Invests in a variety of industries including general industrials, energy, pharmaceuticals and construction
Liberty Partners	1,800	■ Extensive list of portfolio companies in the health services sector including American Nursing Services, ConnectiCare, Healthx, Internet Healthcare Group, Lumenos, P.A.S.C., Precyse Solutions, Regulus Group and SmileCare
J.P. Morgan Partners	6,500	■ Active investor in health care services, including IASIS Healthcare, National Surgical Care and FHC Health Systems
Oak Hill Capital Partners	2,500	■ Invests in several industry sectors including healthcare
Willis Stein & Partners	1,800	■ Focuses in the media, business services, consumer products and services, health care, manufacturing, media and telecommunications industries. Current investments include Merit Health Systems
Lindsay Goldberg & Bessemer	2,040	■ Invests in the sectors of basic manufacturing, commodity based manufacturing, financial and business services, and healthcare. Current investments include Vanguard Health Systems
Olympus Partners	758	■ Health services investments include AMN Healthcare and Club Staffing, Inc.
Quad-C Management	850	■ Invests in several industry sectors including healthcare
Wind Point Partners	700	■ Focuses on the business services, consumer products, healthcare, and industrial products sectors including a current investment in Benchmark Medical

CONFIDENTIAL

44

BEAR STEARNS
Appendices

ee\R stb\rns
Appendix A
Supplemental Discounted Cash Flow Analysis Information

BEAR
STEARNS Project Saturn
Saturn DCF Analysis: Base Case
Free Cash Flow Model(1) ($ in millions, except per share data)
Projected
2007E 2008E 2009E 2010E 2011E 2012E
Revenue $347.7 $391.2 $408.1 $449.5 $483.0 $507.1
% Growth 15.3% 12.5% 4.3% 10.1% 7.5% 5.0%
EBITDA-MIPlan $58.3 $67.6 $70.4 $78.7 $85.1 $89.1
%Margm 16.8% 17.3% 17.2% 17.5% 17.6% 17.6% % Growth 15.7 16.1 4.1 11.7 8.2 4.8
Less: Depreciation & Amortization ($16.7) ($19.0) ($19.8) ($21.6) ($23.2) ($24.3)
EBIT-MI $41.5 $48.6 $50.6 $57.0 $61.9 $64.8
%Margin 11.9% 12.4% 12.4% 12.7% 12.8% 12.8% % Growth 12.4 17.2 4.0 12.8 8.5 4.7
Taxes ($16.2) ($19.0) ($19.7) ($22.2) ($24.1) ($25.3)
%Pre-TaxEBIT 39.0% 39.0% 39.0% 39.0% 39.0% 39.0%
Unlevered Net Income $25.3 $29.7 $30.8 $34.8 $37.7 $39.5 Plus: Depreciation & Amortization 16.7 19.0 19.8 21.6 23.2 24.3 Plus: Stock Comp Amortization 4.8 5.1 5.3 5.6 5.9 6.2 Less: Capital Expenditures (74.1) (13.2) (14.3) (57.6) (23.1) (17.4) Plus: Proceeds from Minority Partners — 0.7 0.7 0.7 0.7 0.7 Less: Change in Working Capital (0.2) (1.7) (1.6) (4.3) (3.2) (2.3) Less: Estimated FCF Generated in Ql:07 (8.1) — — — — -
Unlevered Free Cash Flow ($35.5) $39.6 $40.9 $0.8 $41.3 $51.1
PV of Unlevered FCF ($34.0) $34.4 $31.7 $0.5 $25.5 $28.2
Value Per Share ($M, except per share data) Assumptions ($ in millions)
PV of 2007-2012 Cash Flows $86.3 16.4% Discount Rate 12.0% PV of Terminal Value 441.3 83.6 Terminal Multiple of Trailing EBITDA 9.5x
Enterprise Value $527.5 100.0% Implied Trailing Unlevered Net Income Multiple 21.4
Plus: Cash(2) 26.9 ~~ Normalized FCF-End of 2012 $46.7
Less: Debt(2) (133.3)
Equity Value $421.1 Terminal EBITDA $85.1
Net Fully Diluted Shares Outstanding 22.128 Multiple 9.5x
Equity Value Per Share I $19.03 I FVof Terminal Value $808.2
Implied Perpetual Growth Rate of Unlevered FCF 6.1%
(1) Based on Saturn Management Model Base Case (2) Estimated Cash and Debt at March 31,2007.
confidential 45

BEAR
STEARNS Project Saturn
Saturn DCF Analysis: Growth Case
Free Cash Flow Model(1) ($ in millions, except per share data)
Projected
2007E 2008E 2009E 2010E 2011E 2012E
Revenue $347.7 $404.1 $447.9 $524.7 $595.5 $659.0
% Growth 15.3% 16.2% 10.8% 17.1% 13.5% 10.7%
EBITDA-MIPlan $58.3 $70.6 $80.7 $98.4 $114.8 $129.4
% Margin 16.8% 17.5% 18.0% 18.8% 19.3% 19.6% % Growth 15.7 21.1 14.3 22.0 16.7 12.7
Less: Depreciation & Amortization ($16.7) ($19.6) ($21.6) ($25.0) ($28.3) ($31.2)
EBIT-MI $41.5 $50.9 $59.1 $73.4 $86.5 $98.2
% Margin 11.9% 12.6% 13.2% 14.0% 14.5% 14.9% %Growth 12.4 22.7 16.0 24.3 17.9 13.5
Taxes ($16.2) ($19.9) ($23.0) ($28.6) ($33.8) ($38.3)
%Pre-TaxEBIT 39.0% 39.0% 39.0% 39.0% 39.0% 39.0%
Unlevered Net Income $25.3 $31.1 $36.0 $44.8 $52.8 $59.9 Plus: Depreciation & Amortization 16.7 19.6 21.6 25.0 28.3 31.2 Plus: Stock Comp Amortization 4.8 5.1 5.3 5.6 5.9 6.2 Less: Capital Expenditures (74.1) (44.6) (46.1) (94.9) (61.6) (57.1) Plus: Proceeds from Minority Partners — 0.7 0.7 0.7 0.7 0.7 Less: Change in Working Capital (0.2) (2.9) (4.1) (7.7) (6.7) (6.1) Less: Estimated FCF Generated in Ql:07 (8.1) ___ Unlevered Free Cash Flow ($35.5) $9.0 $13.5 ($26.5) $19.4 $34.8
PV of Unlevered FCF ($34.0) $7.8 $10.4 ($18.3) $12.0 $19.2
Value Per Share ($M, except per share data) Assumptions ($ in millions)
PV of 2007-2012 Cash Flows ($2.9) (0.5%) Discount Rate 12.0% PV of Terminal Value 640.7 100.5 Terminal Multiple of Trailing EBITDA 9.5x
Enterprise Value $637.8 100.0% Implied Trailing Unlevered Net Income Multiple 20.5
Plus: Cash(2) 26.9 Normalized FCF-End of 2012 $64.3
Less: Debt(2) (133.3)
Equity Value $531.4 Terminal EBITDA $114.8
Net Fully Diluted Shares Outstanding 22.430 Multiple 9.5x
Equity Value Per Share I $23.69 I FVof Terminal Value $1,090.7
Implied Perpetual Growth Rate of Unlevered FCF 6.4%
(1) Based on Saturn Management Projections—Growth Model. (2) Estimated Cash and Debt at March 31,2007.
confidential 46

ee\R stb\rns
Appendix B
Weighted Average Cost Capital Supplemental Materials

BEAR STEARNS

Project Saturn

Historical Predicted & Barra Beta Analysis

Quarterly Barra Betas

	Q4:04	Q1:05	Q2:05	Q3:05	Q4:05	Q1:06	Q2:06	Q3:06	Q4:06	Q1:07
AMSG	0.58	0.49	0.47	0.34	0.56	0.40	0.54	0.49	0.51	0.41
USPI	0.57	0.64	0.68	0.71	0.78	0.62	0.68	1.01	0.87	0.65
MDTH	0.67	0.65	0.77	0.67	0.70	0.83	0.99	0.83	0.74	0.78
NOVA	0.93	0.98	0.69	0.75	0.55	0.43	0.27	0.27	0.36	0.53
Average	0.69	0.69	0.65	0.62	0.65	0.57	0.62	0.65	0.62	0.59
Saturn	**0.68**	**0.69**	**0.67**	**0.63**	**0.70**	**0.51**	**0.63**	**0.98**	**0.84**	**0.66**

Historical 2-Year Weekly Betas

	Q4:04	Q1:05	Q2:05	Q3:05	Q4:05	Q1:06	Q2:06	Q3:06	Q4:06	Q1:07
AMSG	0.53	0.60	0.62	0.68	0.77	0.69	0.64	0.69	0.47	0.68
USPI	0.78	1.14	1.11	1.21	1.15	0.95	1.00	0.77	0.67	0.64
MDTH	1.04	1.32	1.16	1.09	0.93	0.78	0.76	0.61	0.53	0.51
NOVA	0.65	0.56	0.60	1.01	0.98	0.86	0.80	0.80	0.72	0.68
Average	0.75	0.91	0.87	1.00	0.96	0.82	0.80	0.72	0.60	0.63
Saturn	**NA**	**NA**	**NA**	**NA**	**1.30**	**1.35**	**1.43**	**1.49**	**1.26**	**1.26**

Historical 5-Year Weekly Betas

	Q4:04	Q1:05	Q2:05	Q3:05	Q4:05	Q1:06	Q2:06	Q3:06	Q4:06	Q1:07
AMSG	0.66	0.68	0.55	0.60	0.63	0.57	0.55	0.56	0.58	0.61
USPI	NA	NA	NA	NA	NA	NA	0.52	0.65	0.72	0.71
MDTH	NA	NA	NA	NA	NA	NA	0.66	0.69	0.74	0.82
NOVA	0.83	0.98	0.72	0.63	0.71	0.60	0.58	0.47	0.55	0.58
Average	0.75	0.83	0.64	0.62	0.67	0.59	0.58	0.59	0.65	0.68
Saturn	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**

CONFIDENTIAL

47